EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY


                                                                 State of
                              Percentage of                   Incorporation
      Subsidiary                Ownership                    or Organization
      ----------              -------------                  ---------------
Heritage State Bank                100%                   State Commercial Bank

Heritage Bank, FSB                 100%                   Federal Savings Bank

Community Service Corp.            100% (indirect)        Montana Corporation